UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 22, 2025

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the stockholders of the Crimson Wine Group, Ltd. (the “Company”) at the Annual Meeting of Stockholders of the Company held on July 22, 2025.

1. Election of Directors
Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	Votes For	Number of Shares Withheld	Broker Non-Votes
John D. Cumming	14,945,871	602,088	2,956,613
Annette D. Alvarez-Peters	14,976,406	571,553	2,956,613
Jennifer L. Locke	14,971,491	576,468	2,956,613
Avraham M. Neikrug	13,453,385	2,094,574	2,956,613
Colby A. Rollins	13,436,606	2,111,353	2,956,613
Joseph S. Steinberg	14,929,819	618,140	2,956,613
Luanne D. Tierney	13,453,186	2,094,773	2,956,613

2. Ratification of BPM LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025.

The ratification of BPM LLP was approved, and the voting results are set forth below:

Votes For:	18,291,933
Votes Against:	64,187
Votes Abstained:	148,452

3. Approval of the advisory resolution approving the compensation of the Company’s named executive officers (“say-on-pay”).

The advisory resolution on say-on-pay was approved, and the voting results are set forth below:

Votes For:	14,693,276
Votes Against:	766,158
Votes Abstained:	88,525
Broker Non-Votes:	2,956,613

4. The frequency of future advisory say-on-pay votes (“say-on-pay frequency”).

The stockholders of the Company voted on the frequency of future advisory say-on-pay votes as set forth below:

1 Year:	2,637,315
2 Years:	11,808,536
3 Years:	130,381
Votes Abstained:	971,727
Broker Non-Votes:	2,956,613

Based on these results, and consistent with the Board’s recommendation, the Company will hold an advisory say-on-pay vote every two years until the next say-on-pay frequency vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2025

CRIMSON WINE GROUP, LTD.

By: /s/ Adam D. Howell
Name: Adam D. Howell
Title: Chief Financial Officer